Exhibit 99.1

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
DIVIDEND ANNOUNCEMENT

HACKENSACK, NJ,  January 7, 2010 – First Real Estate Investment Trust of New Jersey (“FREIT”) announced that its first quarter dividend for the three months ended January 31, 2010 will be $0.30 per share, payable on March 16, 2010, to shareholders of record on March 2, 2010.

Safe Harbor for Forward-Looking Statements

The statements in this report that relate to future earnings or performance are forward-looking. Actual results might differ materially and be adversely affected by such factors as longer than anticipated lease-up periods, or the inability of tenants to pay increased rents. Additional information about these factors is contained in the Trust’s filings with the SEC including the Trust’s most recent filed reports on Forms 10-K and 10-Q.

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FREIT is a publicly traded (over-the-counter – symbol FREVS) REIT organized in 1961.  It has approximately $252 million (historical cost basis) of assets.  Its portfolio of residential and retail properties extends from Eastern Long Island to Maryland, with the largest concentration in Northern New Jersey.

For additional information contact Shareholder Relations at (201) 488-6400
Visit us on the web at: www.freitnj.com